Exhibit 99.3


                                                     October 12, 1999



LAIDLAW INC.
3221 North Service Road
Burlington, Ontario  L7R 348
CANADA

Attention:        Mr. James R. Bullock
                  President and Chief Executive Officer

Dear Sirs:

         Laidlaw Inc. has filed with the Securities and Exchange Commission a statement of beneficial ownership on Schedule 13D reporting that Laidlaw Inc. is the Beneficial Owner (such term as used in this Agreement being as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") of 43.6% of the outstanding voting securities of Safety-Kleen Corp. (the "Company").

         Laidlaw Inc. is entering into this Agreement on its own behalf and on behalf of all of its current and future affiliates, subsidiaries and associates (Laidlaw Inc. and all of the foregoing together, "Laidlaw") to define certain rights and obligations of Laidlaw and the Company in connection with Laidlaw's recent announcement of its intention actively to seek a buyer for its stock in the Company.


         1. Acquisitions of Beneficial Ownership, etc. Laidlaw agrees that it will not, on or before March 31,2000, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any voting securities of the Company, or direct or indirect rights, warrants or options to acquire (through purchase, exchange, conversion or otherwise) any voting securities, if, thereafter, Laidlaw would Beneficially Own, or would have the right to acquire at any time Beneficial Ownership of, in the aggregate, voting securities representing more than 43.6% of the Company's outstanding voting securities. In addition, Laidlaw will not obtain or seek to obtain any right to vote any voting securities of the Company by agreement, understanding, voting trust, partnership or otherwise other than the right to vote securities representing not more than 43.6% of the Company's outstanding voting securities, except that the foregoing will not prevent Laidlaw from soliciting proxies of

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October 12, 1999
Page 2


public stockholders of the Company by means of a solicitation that complies with the provisions of Section 14A of the Exchange Act and the rules and regulations thereunder.


         2. Specific Performance. Laidlaw acknowledges that the Company would not have an adequate remedy at law for money damages in the event that the agreements and covenants set forth herein were not performed in accordance with their respective terms and therefore Laidlaw agrees that the Company shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, in addition to any other remedy or relief available at law or in equity.


         3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such State.


         4. Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.


         5. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.


         6. Jurisdiction. Any action at law, suit in equity or other appropriate proceeding with respect to any matter relating to or arising under this Agreement or any term or provision of this Agreement, may be brought and maintained in the courts of the State of Delaware. Laidlaw hereby (a) submits to the jurisdiction of such courts for the purpose of any such action, suit or proceeding, (b) agrees that service of all writs, processes and summonses in any such action, suite or proceeding brought in the State of Delaware may be made upon it by service on Laidlaw at the address indicated above by the mailing of copies thereof by mail, hand delivery or reputable overnight courier, such service to become effective three days after such mailing or upon delivery, and
(c) irrevocably waives any objection which it now has or hereafter may have to the laying of venue of any such action, suite or proceeding brought or maintained in such courts as having been in an inconvenient forum.


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October 12, 1999
Page 3


                                  Yours truly,

                                  SAFETY-KLEEN CORP.



                                  By: /s/ K. W. Winger
                                      -------------------
                                      Kenneth W. Winger
                                      President and Chief Executive Officer


Accepted and Agreed:

LAIDLAW INC.



By:  /s/ Ivan R. Cairns
     -------------------
     Name: Ivan R. Cairns
     Title: Senior Vice-President & General Counsel